UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 26, 2010

DEFENSE SOLUTIONS HOLDING, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-146290 (Commission File Number)	26-3624592 (IRS Employer Identification Number)

707 Eagleview Boulevard Exton, Pennsylvania 19431-1159 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (610) 833-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into Material Definitive Agreement

Defense Solutions Holding, Inc. (the “Company”) entered into a Use of Funds/Collateral Pledge Agreement with Innovative Consolidations, LLC (“Innovative”) on January 26, 2010 pursuant to which Innovative agreed to advance $250,000 to the Company to enable the Company to post a $3,150,000 performance bond in connection with a potential agreement providing for the purchase and sale of $63,000,000 of sugar commodities to the government of Iraq.  In consideration for its assistance to the Company in connection with the placement of the performance bond, the Company has agreed to pay $375,000 to Innovative after the expiration of each of the 60 day and 90 day periods following the date of funding by Innovative.  The Company’s obligation is secured by a pledge of 6,250,000 shares of the Company’s unissued stock.

No assurance can be given that the Company will be successful in entering into or completing a contract for the sale of commodities to the government of Iraq.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.14	Use of Funds/Collateral Pledge Agreement dated as of January 26, 1010 between Innovative Consolidations, LLC.

10.15	Promissory Note dated January 26, 2010 issued by Defense Solutions, Inc. in the principal amount of $750,000.

10.16	Pledge and Security Agreement dated as of January 26, 2010 between Defense Solutions Holding, Inc. and Innovative Consolidations, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Defense Solutions Holdings, Inc.
(Registrant)

By:	/s/ David V. DiFelice
Name: David V. DiFelice
Title: Chief Financial Officer

Dated:  February 5, 2010